FOR IMMEDIATE RELEASE: FEBRUARY 16, 2001        CONTACT: KIM ASBILL
                                                Chernoff/Silver & Associates
                                                803-765-1323






                    ROCK HILL BANK & TRUST MAKES ANNOUNCEMENT

ROCK HILL, S.C. -- Rock Hill Bank & Trust announced today that the Bank and a former trust officer have been named as defendants in a lawsuit filed Thursday in the U.S. District Court in South Carolina. The lawsuit asserts several legal theories alleging misdirection of $9.5 million deposited in the Bank's trust department. The Bank takes these allegations very seriously and intends to defend the lawsuit vigorously. Rock Hill Bank & Trust has also notified the FDIC and the FBI to request their assistance in investigating this matter as expeditiously as possible.

                                       ###